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                                                                   Exhibit 28(b)


EASTGROUP PROPERTIES
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi  39201

                                               THIS PROXY IS SOLICITED ON BEHALF
                                                        OF THE BOARD OF TRUSTEES


The undersigned hereby appoints DAVID H. HOSTER II and N. KEITH McKEY, or either of them, Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of beneficial interest, $1.00 par value per share, of EastGroup Properties (the "Trust"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Trust's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Thursday, June 5, 1997, at 9:00 a.m., Jackson time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated below:

1.       REORGANIZATION

                  Proposal to reorganize the Trust from a Maryland real estate investment trust into a Maryland business corporation by means of a merger (the "Merger") of the Trust with and into a newly formed Maryland business corporation named EastGroup Properties II, Inc., which is a wholly-owned subsidiary of the Trust; pursuant to the reorganization and simultaneously with the Merger, the Trust's name will change to EastGroup Properties, Inc.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

2.       ELECTION OF TRUSTEES

         [ ] FOR all nominees listed below         [ ] WITHHOLD
             (EXCEPT AS MARKED TO THE CONTRARY         AUTHORITY
             BELOW)                                    to vote for all nominees
                                                       listed below




         INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                       STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

Alexander G. Anagnos; H. C. Bailey, Jr.; David H. Hoster II; Harold B. Judell; David M. Osnos; John N. Palmer; and Leland R. Speed.






                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
                                     (FRONT)


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3.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS INDICATED IN 1 AND 2 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 3 ABOVE. NOTE: IN REGARD TO THE MATTER INDICATED IN 2 ABOVE, THE HOLDERS OF THIS PROXY RESERVE THE RIGHT TO CUMULATE THEIR VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AS DIRECTED BY THE BOARD OF TRUSTEES OR, IF NOT SO DIRECTED, IN THEIR DISCRETION SO AS TO ELECT AS MANY OF THE NOMINEES FOR TRUSTEE NAMED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AS POSSIBLE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                          Dated:_________________________, 1997
                                          PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                          ON STOCK CERTIFICATE(S). A corporation
                                          is requested to sign its name by its
                                          President or other authorized officer,
                                          with the office held so designated. A
                                          partnership should sign in the
                                          partnership name by an authorized
                                          person. Executors, trustees,
                                          administrators, etc. are requested to
                                          indicate the capacity in which they
                                          are signing. JOINT TENANTS SHOULD BOTH
                                          SIGN.


                                          -------------------------------------



                                          -------------------------------------
                                          (Signature(s) of Shareholder(s))

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                   IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.










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